                                                                   EXHIBIT 10.19
                         RESTATED EMPLOYMENT AGREEMENT
                         -----------------------------


     This RESTATED EMPLOYMENT AGREEMENT (this "Agreement"), dated as of the 5th day of April, 1993 (the "Effective Date"), is by and between SPECTRAVISION, INC., a Delaware corporation, with offices at 1501 North Plano Road, Richardson, Texas 75083 (the "Employer"), and HARRY S. BUDOW, an individual and a resident of the State of Texas, with an address at 5904 Kensington, Plano, Texas 75093 ("Employee").

                                  WITNESSETH:

     WHEREAS, in recognition of the valuable nature of Employee's marketing and management capabilities to the business of Employer, Employer desires to enter into this Agreement with Employee to be effective as of the date above first written (the "Effective Date");

     WHEREAS, Employee desires to enter into this Agreement with Employer and to be employed by Employer in the capacity, for the period, and on the terms and conditions set forth herein;

     WHEREAS, Employee is expected to make a major, necessary, and substantial contribution to the profitability and financial strength of Employer; and

     WHEREAS, Employer's Board of Directors has determined that it is appropriate to induce Employee to continue his employment with Employer and to reinforce and encourage the attention and dedication of members of Employer's management, including Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a reorganization, restructuring, bankruptcy or change in control of Employer;

     NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and conditions contained herein, the parties hereto intending to be legally bound do hereby covenant and agree as follows:

     1.   Employment.
          ----------

          (a) Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, as Senior Vice President of Marketing and Business Development of Employer, and Employee agrees to perform such duties, functions and responsibilities commensurate with and appropriate to such position, and as the same may be from time to time set forth in the By-laws of Employer or otherwise delegated to Employee.




EMPLOYMENT AGREEMENT
HARRY S. BUBOW - PAGE 1 of 15

          (b) Employee shall receive from Employer the necessary power and authority to carry out and discharge such duties, functions and responsibilities.

          (c) Employee shall be a full time employee of Employer and shall devote his best efforts to the performance, discharge and fulfillment of all such duties, functions and responsibilities.

          (d) Employee will perform his services in Dallas County, Texas, U.S.A., or at such other location as may be mutually agreed upon by the Board of Directors of Employer, or their designates, and Employee.

     2.   Term of Employment.
          ------------------

          (a) Employment of Employee hereunder shall be effective on the Effective Date and shall, subject to earlier termination pursuant to Section 2(b) hereof, continue through and including December 31, 1996 (the "Employment Period"). Unless either party notifies the other in writing at least five months prior to the expiration of the then current term of this Agreement, the term of this Agreement shall be automatically extended for an additional one year period. The covenants and obligations of Employee pursuant to Sections 7 and 8 hereof and the obligations of Employer pursuant to Section 5 hereof shall survive the expiration or early termination of this Agreement.

          (b) This Agreement shall terminate prior to the expiration of the term of this Agreement:

               (i) upon the death or permanent disability (as defined in Employer's permanent disability insurance program then in effect covering Employee) of Employee; provided, however, that Employer shall remain responsible for and shall satisfy its obligations under its life and permanent disability insurance programs then in effect covering Employee, and further provided, however, that in addition to Employer's obligations to Employee under its life and permanent disability insurance programs then in effect covering Employee, Employer shall pay (a) to any beneficiary or beneficiaries designated by the Employee in writing or, if none, to his estate or other legal representative in the event of Employee's death, or
     (b) to Employer in the event of his permanent disability a pro rata portion of the Annual Base Salary provided for in Section 3(a) to the last day of the month in which his death occurs and, in lieu of the Annual Incentive Bonus provided for in Section 3(d), an amount equal to a pro rata portion (based on the number of months or portions thereof elapsed to the date of the Employee's death) of the Annual Incentive Bonus, if any, paid or anticipated to be payable to the Employee in respect of the then current year of Employee's employment hereunder;




EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 2 OF 15

               (ii)   at Employer's option, pursuant to Section 6 hereof; or

               (iii)  at Employee's option, pursuant to Section 5 hereof.

     3.   Compensation.
          ------------

          (a) In consideration for all of the services to be rendered by Employee to Employer, Employer shall pay Employee an annual base salary of Two Hundred Thousand and no/100 Dollars ($200,000.00), subject, however, to such increases in annual base salary as provided for in Section 3(b) hereof (such annual base salary, as it may be increased from time to time hereafter, being herein referred to as the "Annual Base Salary"). Effective as of January 1, 1995, Employee's Annual Base Salary shall be Two Hundred Fifteen Thousand Five Hundred Seventy-one and 20/100 Dollars ($215,671.20).

          (b) Employer agrees that Employee's then current Annual Base Salary shall be increased on each anniversary of the Effective Date of this Agreement, commencing on said date in 1995, in an amount equal to the greater of (i) an amount necessary to reflect the increase during the previous twelve (12) month period commencing on the Effective Date of any given year and ending on the day immediately preceding the Effective Date of such year in the Consumer Price Index (as hereinafter defined); or (ii) any increase approved by the Board of Directors of Employer. For the purpose of this Section 3(b), the Consumer Price Index shall mean the "Consumer Price Index - Urban Wage Earners, Base Year 1989, "published by the Bureau of Labor Statistics of the United States Department of Labor, utilizing the columns for Dallas, Texas, "all items," or any successor index. Each such increase in Employee's Annual Base Salary shall be made in consideration for the continuing performance by Employee of his duties, functions and responsibilities as set forth in this Agreement.

          (c) The Annual Base Salary shall be paid to Employee in periodic installments throughout the year in accordance with Employer's normal and customary pay policy for executive officers of Employer.

          (d) In addition to the Annual Base Salary, Employee shall be eligible to receive annually a bonus (the "Annual Incentive Bonus") targeted at fifty percent of Employee's then Annual Base Salary for each year beginning after December 31, 1994 during the term of this Agreement. The amount of the Annual Incentive Bonus shall be determined and payable pursuant to the terms of SpectraVision's Management Incentive Bonus Plan (the "Bonus Plan"), based upon reasonable and obtainable determinations of Net Operating Cash and Targets, as defined in the Bonus Plan, by the Chairman and Chief Executive Officer and Compensation Committee of the Board of Directors of Employer pursuant to the terms of the Bonus Plan. The financial performance of Employer on which Employee's awards under the Bonus Plan are based shall take into consideration any adjustments necessary due to unusual, undisclosed or unknown




EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 3 OF 15
circumstances existing on or before the date of this Agreement. The Annual Incentive Bonus may exceed the targeted percentage of fifty percent.

          (e) The amount of the Annual Base Salary and any other amounts payable pursuant to this Agreement are gross amounts due by Employer to Employee hereunder, and Employer shall have the right to deduct therefrom all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, federal income tax withholding and social security payments), whether such law is now in effect or becomes effective after the date of this Agreement.

     4.   Employee Benefits and Business Expenses.
          ---------------------------------------

          (a) During the term hereof, Employee shall be entitled to participate in such employee benefit plans and programs maintained by the Employer for the benefit of its employees, as such plans and programs may be amended from time to time hereafter, and to participate in applicable new or amended programs, including, but not limited to, medical, dental, health, life, accident and disability insurance programs, savings for retirement plans, bonus, stock option plans, and any other incentive compensation plans.

          (b) Employee shall be reimbursed for any necessary business expenses reasonably incurred by Employee in carrying out Employee's duties, functions and responsibilities hereunder.

     5.   Breach by Employer; Nonexclusive Remedy.
          ---------------------------------------

          (a) Employee may terminate his employment with Employer: (i) upon a material breach by Employer of this Agreement, which remains uncured for thirty
(30) days after written notice thereof by Employee to Employer; or (ii) if, within two years after a Change in Control (hereafter defined) of Employer has occurred, (A) there is a material breach by Employer of this Agreement, (B) Employee is assigned duties inconsistent with his position, duties, responsibilities and status with Employer immediately prior to the Change in Control (other than a promotion or advancement), (C) there is a change in Employee's reporting responsibilities (other than a promotion or advancement),
(D) Employer materially reduces the employee benefits, taken as a whole, available to Executive, including the benefits described in Section 4(a) hereof,
(E) Employee reasonably determines in good faith that as a result of a Change in Control he is unable to carry out the duties and responsibilities that he had with Employer immediately prior to the Change in Control or (F) Employer's principal executive offices are relocated to a location outside of Dallas County, Texas, or Employee is relocated to any place other than Dallas County, Texas, except for required travel by Employee on Employer's business to an extent substantially consistent with Employee's business travel obligations at the time of the Change in Control.



EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 4 OF 15

          (b)  Upon termination of employment by Employee under clause (i) of
Section 5(a), Employer shall pay Employee as liquidated damages, and not as a penalty, in a lump sum or on an annuity basis, at Employee's sole option, an amount equal to all then remaining sums due Employee hereunder, including Annual Base Salary and Annual Incentive Bonus, if any. It is acknowledged and agreed to by the parties hereto that because actual damages would be difficult to ascertain in the event that Employer materially breaches this Agreement, the amount of liquidated damages provided for herein is reasonable and appropriate to remedy any such breach and to compensate Employee for any damages incurred by him hereunder. If the amount due under this Section 5(b) is paid in a lump sum, the amount paid to Employee shall be discounted to a present value at a discount rate equal to the prime rate of Texas Commerce Bank on the date of payment plus 1%.

          (c)  Upon termination of employment by Employee under clause (ii) of
Section 5(a), Employer shall pay Employee as liquidated damages, and not as a penalty, in a lump sum, in cash, within five days after termination, an amount equal to the greater of (i) two times the sum of (a) Employee's Annual Base Salary and (b) Employee's Annual Incentive Bonus, if any, for the year in which termination of employment occurred or, if the Annual Incentive Bonus for that year has not been determined, the Annual Incentive Bonus for the prior year or
(ii) all then remaining sums due Employee hereunder, including Annual Base Salary and Annual Incentive Bonus, if any; provided, however, that if the lump sum severance payment, either alone or together with other payments or benefits, either cash or non-cash, that Employee has the right to receive from Employer, including, but not limited to, accelerated vesting or payment of any deferred compensation, options, stock appreciation rights or any benefits payable to Employee under any plan for the benefit of employees, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of
1986), then such lump sum severance payment or other benefit shall be reduced to the largest amount that will not constitute a "parachute payment." If the parties cannot agree on the amount of any such reduction, they shall select a law firm acceptable to both of them to determine the amount of the lump sum severance payment. Such determination shall be made within five days after termination. It is acknowledged and agreed to by the parties hereto that because actual damages would be difficult to ascertain in the event that any of the events described in clause (ii) of Section 5(a) occur, the amount of liquidated damages provided for herein is reasonable and appropriate to remedy any such occurrence and to compensate Employee for any damages incurred by him hereunder.

          (d)  Upon termination of employment by Employee under clause (i) or
(ii) of Section 5(a), Employee shall have no obligation to seek other employment or otherwise to mitigate damages. If Employee obtains other employment after his termination of employment with the Company but during the Employment Period (as if Employee had not terminated his employment), the amount due him under this Section 5 shall be reduced by the excess (the "Excess"), if any, of (i) his annual base salary with his new employer, plus any additional amounts the payment of which has been guaranteed by his new employer, during the remainder




EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 5 OF 15
of the Employment Period after his termination of employment over (ii) the Annual Base Salary for the remainder of the Employment Period. Employee shall pay any Excess on the last day of each month during the remainder of the Employment Period in an amount equal to the Excess for that month. Except as provided in this Section 5(d), Employer shall not reduce any payment to Employee under this Agreement by any compensation received by Employee from other employment.

          (e) For purposes of this Agreement, "Change of Control" shall mean any of the following:

                (i) any consolidation or merger of Employer in which Employer is not the continuing or surviving corporation or pursuant to which shares of Employer's common stock are converted into cash, securities or other property, other than a merger of Employer in which the holders of Employer's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

               (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Employer;

              (iii) any approval by the stockholders of Employer of any plan or proposal for the liquidation or dissolution of Employer;

               (iv) the cessation of control (by virtue of their not constituting a majority of the members of the Board of Directors) of Employer's Board of Directors by the individuals who (A) at the date of this Agreement were directors or (B) become directors after the date of this Agreement and whose election or nomination for election by Employer's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Agreement or whose election or nomination for election was previously so approved;

               (v) Marvin Davis and his affiliates (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended) cease to have beneficial ownership (within the meaning of Rule 13d-3 under that Act) of an aggregate of a majority of the voting power of Employer's outstanding voting securities; or

              (vi) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

          (f) Employee's receipt of amounts under this Section 5 shall not affect or constitute a waiver of his rights to receive unpaid amounts accrued under Section 3 of this


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 6 OF 15

Agreement to the date of termination or his right to any benefits or reimbursement under Section 4 or Section 13 of the Agreement.

     6.   Breach by Employee.
          ------------------

          (a) In the event that Employee materially breaches this Agreement, Employer may terminate this Agreement, at the option of Employer, (i) effective thirty (30) days after Employer gives written notice of such termination to Employee, or (ii) effective upon payment of thirty (30) days' pay in lieu of notice; provided, however, that Employer shall pay to Employee all cash and non-cash compensation then accrued under this Agreement to the date of such termination. Payment of such compensation shall not constitute a waiver of Employer's rights or remedies under this Agreement, at law or in equity.

          (b) A material breach of this Agreement by Employee that is materially detrimental to Employer as determined in good faith by the Board of Directors of the Employer, shall be deemed to have occurred upon the happening of any of the following events, and the continuation thereof for a period of twenty (20) days after notice of such breach from the Employer is received by Employee, to-wit:

               (i) Employee's willful misconduct or gross negligence in the performance or discharge of any of Employee's duties, functions and responsibilities hereunder;

               (ii) Employee's conviction of any felony offense during the term of this Agreement; or

               (iii) Employee's breach of any of Employee's material obligations hereunder, including, without limitation, Employee's obligations under Sections 7 and 8 hereof.

          In the event Employer elects to terminate Employee pursuant to this
Section 6, Employer shall give written notice to Employee specifically stating each fact and reason which is the basis for such termination. Following such termination, Employer shall have no further obligation to Employee except for accrued and unpaid cash and non-cash compensation payments then due and owing to Employee under this Agreement.

     7.   Confidentiality, Proprietary Information and Trade Secrets.
          ----------------------------------------------------------

          (a) During the term of this Agreement and at all times thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Employer, any material referred to in subsections (c), (i) or (j) of this Section 7, or any proprietary information


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 7 OF 15
regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other knowledge or processes of, or developed by, Employer or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Employer, made known to Employee or learned or acquired by Employee while employed by Employer.

          (b) During the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee shall not, directly or indirectly, in any geographic area served by Employer or its affiliates induce or attempt to influence any employee of Employer or its affiliates to terminate his or her employment with Employer or its affiliates or to hire any such employee of Employer or its affiliates.

          (c) All information, inventions, original works of authorship, developments, trade secrets and discoveries, including improvements, conceived, developed, made, reduced to practice or completed by Employee, either alone or with others, during his employment by Employer at any time within or outside of normal working hours (the "Work Product"), shall be and remain the sole property of Employer.

          (d)  Employee shall:

               (i) during the term of this Agreement, disclose promptly to an authorized representative of Employer all Work Product and all information in Employee's possession as to possible applications thereof to industry and other uses thereof or therefor;

               (ii) during the term of this Agreement, not file any patent or copyright applications relating to any Work Product, except with the prior written consent of an authorized representative of Employer;

               (iii) assist Employer at any time during his employment by Employer, or after termination of his employment by Employer with reimbursement by Employer for all reasonable expenses incurred by him, in the preparation, execution, and delivery of any assignments, disclosures, patent applications, or other papers on any Work Product, and perform such other acts as Employer deems necessary, in any jurisdictions, to assign to Employer or its designees such Work Product, patent and copyright applications, whether or not active, and patents and copyrights relating thereto; and

               (iv) keep and maintain adequate and current written records of all Work Product during the term of his employment with Employer. The records will be in the form of notes, sketches, drawings and any other format that may be


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 8 OF 15
          specified by Employer. Such records will be available to and remain the sole property of Employer at all times;

     provided, however, that any invention as to which the Employee can prove the following is exempt from this Section:

               (i) it was developed entirely on Employee's own time; and
                                                                     ---

               (ii) no equipment, supplies, facilities, trade secretes or proprietary information of Employer was used in its development; and
                                                                           ---

               (iii) it either (A) does not relate, at the time the invention was conceived or reduced to practice, to Employer's business or to Employer's actual or demonstrably anticipated research and development, or (B) does not result from any work performed by
                       --
          Employee for Employer.

          (e) All information, inventions, original works of authorship, developments, trade secrets and discoveries developed, made or conceived prior to Employee's employment by Employer that as of the date of commencement of such employment Employee owned or in which Employee had an interest or right, other than those patented prior to such employment, are identified on Exhibit A
                                                                ---------
attached hereto. Any such information, inventions, original works of authorship, developments, trade secrets and discoveries not so patented or listed on Exhibit A shall be deemed to be Work Product. Subject to the
          ---------
foregoing, Employee shall not be requested or required to assign or disclose any information, inventions, original works of authorship, developments, trade secrets and discoveries developed, made or conceived prior to Employee's employment with Employer.

          (f) Employee acknowledges and agrees that the provisions and restrictions contained in this Section (the "Restrictions"), in view of the nature of the business in which Employer is engaged, are reasonable and necessary in order to protect the legitimate business interests of Employer, and that any violation thereof would result in irreparable harm to Employer, and Employee therefore further acknowledges and agrees that, in the event Employee violates, or threatens to violate, any of such Restrictions, Employer shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive or equitable relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies at law or in equity to which Employer may be entitled.

          (g) If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions.


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 9 OF 15

          (h) If Employee violates any of the Restrictions, the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Employer.

          (i) It is recognized that Employee will have access to certain confidential information of Employer and its affiliates, and that such information constitutes valuable, special and unique property of Employer and its affiliates. Employee shall not at any time disclose any such confidential information to any party for any reason or purpose except as may be made in the normal course of business of Employer and for its benefit.

          (j) All advertising, sales, and other materials or articles of incorporation, including, without limitation, data processing reports, customer sales analyses, invoices, or any other materials or data of any kind furnished to Employee by Employer or developed by Employee on behalf of Employer or at Employer's direction or for Employer's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole, exclusive and confidential property of Employer. In the event that Employer requests the return of such materials at any time during, upon or after the termination of Employee's employment, Employee shall immediately deliver the same, and any and all copies thereof, to Employer.

     8.   Representations and Warranties of Employee.  Except for restrictions
          ------------------------------------------
heretofore disclosed in writing by Employee to Employer, Employee represents and warrants to Employer that (a) there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful the execution or performance of this Agreement or his employment hereunder; (b) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding to which he is a party or by which he may be bound; and (c) he is free and able to execute and perform this Agreement in all respects.

     9.   Successors.
          ----------

          (a) This Agreement shall inure to the benefit of and be binding upon Employer and its successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Employer. This Agreement and the benefits and obligations of Employer hereunder may be assigned by Employer to any person acquiring all or substantially all of the assets or all of the issued and outstanding equity securities of Employer; provided, however, that Employer shall remain jointly and severally liable to Employee with such assignee for the fulfillment of Employer's obligations under this Agreement.

          (b) This Agreement shall inure to the benefit of and be binding upon Employee and Employee's executors, administrators, trustees, heirs and legal representatives. Because Employee's duties, functions, responsibilities, and services hereunder are special, personal and


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 10 OF 15
unique in nature, Employee shall not transfer, sell or assign, by operation of law or otherwise, Employee's obligations under this Agreement.

     10.  Waivers.  Neither the failure nor any delay on the part of either
          -------
party hereto to exercise any right, remedy, power or privilege (collectively, "Right") under this Agreement shall operate as a waiver, abandonment or release thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of such Right with respect to any other occurrence.

     11.  Severability.  If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which provisions shall remain in full force and effect, and the parties hereto shall continue to be bound thereby.

     12.  Entire Agreement.  This Agreement amends the Personal Services
          ----------------
Agreement dated April 5, 1993, as amended by amendment dated March 24, 1994, contains the entire agreement between the parties relating to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof. This Agreement shall not be modified, altered or amended except by a writing executed by both parties. Employee acknowledges and agrees that no such agreement will be effective unless it is approved by formal resolution of the Board of Directors of Employer.

     13.  Legal Fees and Expenses.  The prevailing party in any legal action
          -----------------------
relating to this Agreement shall be entitled to recover its or his legal fees and expenses, in addition to any other remedies it or he may have. Employer agrees that it will advance to Employee legal fees and expenses that are incurred by him in any legal action relating to this Agreement within five business days after Employee's submission to Employer of invoices or other evidence of legal fees or expenses incurred by Employee. Employee agrees to repay such advances pursuant to the first sentence of this Section if Employer is the prevailing party in the legal action.

     14.  Notices.  Any notice or other communication provided for in this
          -------
Agreement or contemplated hereby shall be sufficiently given if given in writing and delivered personally or by certified mail, return receipt requested, and addressed, in the case of the Employer, to the Employer at:

          SpectraVision, Inc.
          1501 North Plano Road
          Richardson, Texas 75083
          Attn:  Chief Executive Officer


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 11 OF 15
and in the case of Employee, to him at:

              Harry S. Budow
              5904 Kensington
              Plano, Texas  75093

Notice shall be effective when so delivered personally or, if mailed, three days after deposit thereof with postage prepaid in the U. S. mail. Either party may designate a different address by giving notice of change of address in the manner provided above.

     15.  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws. The appropriate state or federal court located in Dallas, Texas, shall have exclusive jurisdiction over all matters arising under this Agreement and will be the proper forum in which to adjudicate those matters.

     16.  Injunctive Relief.  During the term of this Agreement, Employer shall,
          -----------------
in addition to any other remedies available to it at law or in equity, be entitled to injunctive relief to enforce the terms of Section 1(c) of this Agreement.


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 12 OF 15

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year above first written.

                                     "Employer"

                                     SPECTRAVISION, INC.
                                       a Delaware corporation


                                     By:/s/ Gary G. Weik
                                        ----------------------------------------
                                        Gary G. Weik
                                        Chairman and Chief Executive Officer



                                     "Employee"


                                     /s/ Harry S. Budow
                                     -------------------------------------------
                                     Harry S. Budow


EMPLOYMENT AGREEMENT
HARRY S. BUDOW - PAGE 13 OF 15